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                                                                     EXHIBIT 5.1

          [LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P. LETTERHEAD]



                                 March 2, 1998


United Investors Realty Trust
5847 San Felipe, Suite 850
Houston, Texas 77057

Gentlemen:

         We have acted as securities counsel to United Investors Realty Trust, a Texas real estate investment trust (the "Company"), in connection with the Registration Statement on Form S-11 (Registration No. 333-29475)(the "Registration Statement") filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 8,740,000 Common Shares of Beneficial Interest of the Company, no par value per share (the "Common Shares").

         We have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the First Amended and Restated Declaration of Trust of the Company and the First Amended and Restated Bylaws of the Company, and (b) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

         The opinions set forth herein are subject to the qualification that we are admitted to practice law in the State of Texas and we express no opinion as to laws other than the law of the State of Texas and the federal law of the United States of America.
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United Investors Trust
March 2, 1998
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         Based upon the foregoing, and subject to the Registration Statement becoming effective, we are of the opinion that the Common Shares, when issued, sold and delivered in the manner and for the consideration stated in the Prospectus constituting part of the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement, and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

         This opinion is rendered as of the date that the Registration Statement is declared effective by the Securities and Exchange Commission, and we undertake no, and disclaim any, obligation to advise you of any change in or any new development that might affect any matters or opinions set forth herein.

         This opinion is furnished by us to you as securities counsel to you in connection with the subject public offering and is solely for your benefit and the benefit of the persons who purchase Common Shares pursuant to the Prospectus constituting part of the Registration Statement and not for the benefit of any other person. Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to in whole or in part for any other purpose.

                               Very truly yours,


                               /s/ LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.


                                   LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.